EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Finishing Touches Home Goods, Inc.
(a development stage company):

We hereby consent to the use in the Post-Effective Amendment No 1. to the Registration Statement on Form S-1 (the “Registration Statement”) of our report dated December 2, 2011, relating to the consolidated balance sheets of Finishing Touches Home Goods, Inc.  (the “Company”) as of October 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the fiscal year ended October 31, 2011, for the period from December 8, 2009 (inception) through October 31, 2010,  and for the period from December 8, 2009 (inception) through October 31, 2011, which report includes an explanatory paragraph as to an uncertainty with respect to the Company’s ability to continue as a going concern, appearing in such Registration Statement.  We also consent to the reference to our firm under the Caption “Experts” in such Registration Statement.

/s/ Li & Company, PC
Li & Company, PC

Skillman, New Jersey
October 22, 2012